CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Pioneer Bond Fund:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 28, 1995 for Pioneer Bond Fund and to all references to our firm included in or made a part of Post-Effective Amendment No. 23 and Amendment No. 22 to registration statement File No. 2-62436.



                                               /S/ARTHUR ANDERSEN LLP
                                               ARTHUR ANDERSEN LLP




Boston, Massachusetts
October 23, 1995